UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________________________
 FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2013

CROSS BORDER RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52738	98-0555508
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2515 McKinney Avenue, Suite 900
Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 226-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Senior First Lien Secured Credit Agreement

On February 5, 2013, Cross Border Resources, Inc. (“Cross Border”) entered into a Senior First Lien Secured Credit Agreement (the “Credit Agreement”) with Red Mountain Resources, Inc. (“Red Mountain”), Black Rock Capital, Inc. (“Black Rock”) and RMR Operating, LLC (“RMR Operating,” and together with Cross Border, Red Mountain and Black Rock, jointly and severally, the “Borrowers”) and Independent Bank, as Lender (the “Lender”).  Red Mountain owns approximately 77.9% of the outstanding common stock of Cross Border and Black Rock and RMR Operating are wholly owned subsidiaries of Red Mountain.

The Credit Agreement provides for an up to $100 million revolving credit facility with an initial commitment of $20 million and a maturity date of February 5, 2016.  The borrowing base under the Credit Agreement is determined at the discretion of the Lender based on, among other things, the Lender’s estimated value of the proved reserves attributable to the Borrowers’ oil and gas properties that have been mortgaged to the Lender, and is subject to regular redeterminations on August 31 and February 28 of each year, and interim redeterminations described in the Credit Agreement and potentially monthly commitment reductions, in each case which may reduce the amount of the borrowing base.  A portion of the revolving credit facility, in an aggregate amount not to exceed $2 million, may be used to issue letters of credit for the account of Borrowers.  The Borrowers may be required to prepay the facility in the event of a borrowing base deficiency as a result of over-advances, sales of oil and gas properties or terminations of hedging transactions.

Amounts outstanding under the Credit Agreement will bear interest at a rate per annum equal to the greater of (x) the U.S. prime rate as published in The Wall Street Journal’s “Money Rates” table in effect from time to time and (y) 4.0%.  Interest is payable monthly in arrears on the last day of each calendar month.  Borrowings under the Credit Agreement are secured by first priority liens on substantially all property of each of the Borrowers and are unconditionally guaranteed by Doral West Corp. and Pure Energy Operating, Inc., each a subsidiary of Cross Border.

Under the Credit Agreement, the Borrowers have or will incur (i) an unused facility fee equal to 0.5% multiplied by the average daily unused commitment amount, payable calendar quarterly in arrears until the commitment is terminated; (ii) a fronting fee payable on the date of issuance of each letter of credit and annually thereafter or on the date of any increase or extension thereof, equal to the greater of (a) 2.0% per annum multiplied by the face amount of such letter of credit or (b) $1,000; and (iii) an origination fee (x) paid on the closing date, equal to 1.0% of the commitment as of the closing date, and (y) payable on any date the commitment is increased, an additional facility fee equal to 1.0% multiplied by any increase of the commitment above the highest previously determined or redetermined commitment.

The Credit Agreement contains negative covenants that may limit the Borrowers’ ability to, among other things, incur liens, incur additional indebtedness, enter into mergers, sell assets, make investments and pay dividends.  The Credit Agreement also contains financial covenants, measured as of the last day of each fiscal quarter of Red Mountain, requiring the Borrowers to maintain a ratio of (i) the Borrowers’ and their consolidated subsidiaries’ consolidated current assets to consolidated current liabilities of at least 1.00 to 1.00 inclusive of the commitment and debt under the Credit Agreement; (ii) the Borrowers’ and their subsidiaries’ consolidated “Funded Debt” to consolidated EBITDAX (for the four fiscal quarter period then ended) of less than 3.50 to 1.00; and (iii) the Borrowers’ and their subsidiaries’ consolidated EBITDAX to interest expenses (each for the four fiscal quarter period then ended) of at least 3.00 to 1.00.  Funded Debt is defined in the Credit Agreement as the sum of all debt for borrowed money, whether as a direct or reimbursement obligor.  EBITDAX is defined in the Credit Agreement as (a) consolidated net income plus (b) (i) interest expense, (ii) income taxes, (iii) depreciation, (iv) depletion and amortization expenses, (v) dry hole and exploration expenses, (vi) non-cash losses or charges on any hedge agreements resulting from Financial Accounting Standards Board (“FASB”) Statement 133, (vii) extraordinary or non-recurring losses, (viii) expenses that could be capitalized under generally accepted accounting principles (“GAAP”) but by election of Borrowers are being expensed for such period under GAAP, (ix) costs associated with intangible drilling costs, (x) other non-cash charges, (xi) one-time expenses associated with transactions associated with (b)(i) through (iv), minus (c)(i) non-cash income on any hedge agreements resulting from FASB Statement 133, (ii) extraordinary or non-recurring income, and (iii) other non-cash income.

Amounts outstanding under the Credit Agreement may be accelerated and become immediately due and payable upon specified events of default of Borrowers, including, among other things, a default in the payment of principal, interest or other amounts due under the Credit Agreement, certain loan documents or hydrocarbon hedge agreements, a material inaccuracy of a representation or warranty, a default with regard to certain loan documents which remains unremedied for a period of 30 days following notice, a default in the payment of other indebtedness of the Borrowers of $200,000 or more, bankruptcy or insolvency, certain changes in control, failure of Lender’s security interest in any portion of the collateral with a value greater than $500,000, cessation of any security document to be in full force and effect, or Alan Barksdale ceasing to be Chief Executive Officer of Red Mountain or Chairman of Cross Border and not being replaced with an officer acceptable to Lender within 30 days.

Pursuant to the Credit Agreement, at least one of the Borrowers is required to have Acceptable Hedge Agreements (as defined in the Credit Agreement) in place at all times effectively hedging at least 50% of the oil volumes of the Borrowers.

At February 5, 2013, Cross Border had borrowed $8.9 million and used a portion of the proceeds to repay in full its existing credit facility.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Inter-Borrower Agreement

On February 5, 2013, in connection with the Credit Agreement, Cross Border entered into an Inter-Borrower Agreement (the “Inter-Borrower Agreement”) with Red Mountain, RMR Operating and Black Rock.  Pursuant to the Inter-Borrower Agreement, each Borrower agreed to be responsible for its respective obligations and liabilities under the Credit Agreement, including any advance or letter of credit requested by such Borrower.  In addition, any advance or letter of credit may be used only for the benefit of the requesting Borrower.  Pursuant to the Inter-Borrower Agreement, any request for advance by a Borrower will require the prior approval of the boards of Cross Border and Red Mountain.  Each Borrower also agreed to be responsible for providing hedge agreements for its oil and gas properties included in the borrowing base under the Credit Agreement; however, as of the closing date under the Credit Agreement, Red Mountain agreed to enter into a hedge agreement with BP Energy Company and to allocate the hedging obligations in the books and records of the Borrowers.  As specified in the Inter-Borrower Agreement, the Borrowers also agreed to an allocation of fees and expenses under the Credit Agreement.

Pursuant to the Inter-Borrower Agreement, the initial advance under the Credit Agreement on the closing date was allocated (i) $8.9 million to Cross Border; (ii) $7.6 million to Red Mountain; and (iii) $0 to each of RMR Operating and Black Rock.  The Borrowers agreed to allow Cross Border to draw the remaining initial borrowing base subject to the final approvals of the boards of each of Red Mountain and Cross Border.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Inter-Borrower Agreement attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 relating to the Credit Agreement is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1
Senior First Lien Secured Credit Agreement, dated February 5, 2013, among Cross Border Resources, Inc., Red Mountain Resources, Inc., Black Rock Capital, Inc. and RMR Operating, LLC, as borrowers, and Independent Bank, as lender

10.2	Inter-Borrower Agreement, dated February 5, 2013, among Cross Border Resources, Inc., Red Mountain Resources, Inc., Black Rock Capital, Inc. and RMR Operating, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 11, 2013

CROSS BORDER RESOURCES, INC.
		By:	/s/ Alan W. Barksdale
Alan W. Barksdale
Chairman

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1
Senior First Lien Secured Credit Agreement, dated February 5, 2013, among Cross Border Resources, Inc., Red Mountain Resources, Inc., Black Rock Capital, Inc. and RMR Operating, LLC, as borrowers, and Independent Bank, as lender

10.2	Inter-Borrower Agreement, dated February 5, 2013, among Cross Border Resources, Inc., Red Mountain Resources, Inc., Black Rock Capital, Inc. and RMR Operating, LLC